TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 6/30/2021

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$24.9 Billion	10/02/1995	QREARX	0.87%

Investment Description

The Account seeks to generate favorable total returns primarily through rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments and offers investors guaranteed, daily liquidity. The Account intends to invest between 75% and 85% of its net assets directly in real estate or real estate-related investments, which TIAA believes have the potential to generate rental income and appreciation. The remainder of its investments will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	QTD	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	3.84%	6.16%	6.72%	4.30%	4.37%	6.99%	6.09%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on June 30, 2011 and redeemed on June 30, 2021.

— TIAA Real Estate Account $19,645



$21,500
$16,500
$11,500
$6,500
$1,500
6/11
12/12
6/14
12/15
6/17
12/18
6/20
6/21

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 6/30/2021)

	% of Real Estate Investments[3,4]
Office	36.6
Apartment	24.5
Industrial	19.4
Retail	16.9
Other	2.6

Properties by Region (As of 6/30/2021)

	% of Real Estate Investments[3]
West	39.8
East	30.4
South	26.8
Midwest	3.0

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2021 Continued on next page… Portfolio Composition (As of 6/30/21) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 59.0% Real Estate Joint Ventures 26.0% Marketable Securities - Other 6.8% Loans Receivable (Net Of Debt) 5.4% Real Estate Funds 2.1% Real Estate Operating Business 1.1% Other (Net Receivable/Liability) -0.4% Top 10 Holdings 5 (As of 6/30/21) % of Total Investments 6 Fashion Show 3.2% Simpson Housing Portfolio 2.9% 1001 Pennsylvania Avenue 2.7% The Florida Mall 2.5% Ontario Industrial Portfolio 2.2% Colorado Center 2.0% 99 High Street 1.7% Lincoln Centre 1.7% 701 Brickell Avenue 1.5% Four Oaks Place 1.3% Total 21.7% Market Recap Economic Overview and Outlook The global economy is growing at its fastest pace in decades as COVID-19 vaccinations allow consumers and businesses in an expanding list of countries to return to normal. Markets spent the first half of 2021 pricing in better than expected economic data, but investors must now grapple with decelerating growth, albeit from a very high peak. U.S. GDP is projected to increase by 9.0% quarter-over-quarter (SAAR) in Q2 2021 and 12.8% year-over-year, as the economy is now close to full recovery from the COVID-19 pandemic. The U.S. labor market has restored almost 16 million of the 21 million jobs lost at the beginning of the pandemic, as measured by nonfarm employment, bringing the unemployment rate to 5.9% as of June 2021. The economy is projected to have gained 1.70 million jobs in Q2 2021, according to the June 2021 nonfarm payroll measurement from the U.S. Bureau of Labor Statistics. As of June 30, 2021, the 7-day averages of COVID-19 cases and deaths, 13,600 and 270 respectively, are small fractions of their January 2021 highs, 256,000 and 3,500. As of June 30, 177 million American adults have received at least one dose of the COVID-19 vaccine. Mitigation strategies have almost entirely been rolled back in most states, though some strategies remain in place to control the spread of the Delta variant of COVID-19. Economic stimulus policies are largely tapped out in the U.S., though the effects of income support provisions in the American Rescue Plan endure in the form of higher savings rates and increased household net worth. The Eurozone is set to unleash its coordinated fiscal stimulus shortly, just as the continent pulls back on economic restrictions. While the global recovery is still running ahead of schedule, expectations for the United States, in particular, have caught up to reality. The pace of vaccinations has peaked in the United States, but it’s still ramping up impressively in the rest of the world, suggesting that economic momentum will shift from the United States to the rest of the world. As the world makes a relatively quick economic comeback from the pandemic and appears set for strong growth well into 2022, most investors have identified U.S. inflation as the next serious risk on the horizon. The high monthly U.S. inflation readings for April and May 2021 have validated their concerns. While the dual demand shocks of fiscal stimulus and post-pandemic reopening have created acute price pressures in many industries, inflation for most goods and services is up only modestly over the past year. A period of persistent inflation driven by higher wages feeding into higher prices could lead to tighter financial conditions and jeopardize economic expansion. However, we remain in the camp that expects inflation to moderate from here for several key reasons. First, the U.S. labor supply should increase as virus-related obstacles diminish, and unemployment aid becomes less broad and less generous; this should ease upward pressure on wages. Second, investment-driven improvements in worker productivity will help companies avoid passing along costs of higher wages to customers. Third, the demand shock that has led to supply shortages for certain goods should wear off as accumulated savings and stimulus payments are spent over the summer and companies restock their shelves. We’ve likely already seen the highest monthly inflation readings of 2021. Year-over- year inflation may remain elevated over the balance of the year before easing in 2022. How the Federal Reserve reacts (or doesn’t) to elevated inflation is a key risk to markets in the second half of the year. Due to the very low volatility in interest rates, and given that long-term rates are lower than they were three months ago, the bond market trusts the Fed not to end its asset purchases or raise interest rates until the economy has made what it calls “considerable further progress.” While we share the markets’ assessment, we also believe it to be consistent with the Fed’s and other central banks’ likely plans to taper their quantitative easing programs beginning in 2022 and signaling their intentions to do so before the end of this year. Real Estate Market Conditions and Outlook The strong U.S. economic recovery is benefiting real estate prices overall. The COVID-19 vaccine has been widely administered, and pandemic-related restrictions have largely been removed. The U.S. real estate recovery is generally tracking with the broader economic recovery; however, we expect certain regions, cities, and property types to continue to outperform and others to continue to underperform. The U.S. Commercial real estate should benefit from a low-interest-rate environment, attracting more investors to the space as they seek higher-yielding alternatives relative to fixed-income assets. The ongoing COVID-19 pandemic severely impacted real estate property types during the quarter ended June 30 that depend on social interactions such as retail and lodging; however, while the retail sector has continued to underperform, the lodging sector has recovered quickly, with prices almost reaching pre-pandemic levels. Simultaneously, the pandemic has accelerated online shopping, the movement to the suburbs and Sunbelt cities, and the shift to the digital economy. As a result, warehouse, single-family rentals, and data center values have risen since the onset of the

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2021 Continued on next page… pandemic and have continued to outperform core real estate sector averages during recent quarters. Additionally, health care and medical research spending is increasing, which has benefitted the life science and medical office sectors. According to Real Capital Analytics, U.S. real estate transaction volumes are down 7% year-over-year as of Q2 2021 relative to Q2 2020. During this period, apartments and industrial captured approximately 54% of total U.S. transaction volumes, illustrating the strong investor interest in these two property sectors. The Account experienced materially positive appreciation within the warehouse, apartment, and alternative real estate sectors during the second quarter of 2021, driving a net participant return of 3.84% for the period. Attractive supply and demand fundamentals, favorable borrowing costs, and heightened investor appetite for the industrial and apartment sectors, in particular, have largely contributed to property appreciation in the second quarter. Rent collections continued to hold up across all sectors, closely tracking with the National Council of Real Estate Investment Fiduciaries (NCREIF) collection numbers as of June 30, 2021. The Account’s leverage position as of June 30, 2021, was 17.4%. This low level of leverage and ability to access financing at attractive rates allows the Account to opportunistically deploy capital during periods of market volatility when other commercial real estate investment vehicles may focus on shoring up balance sheets. For the remainder of 2021, the Account will seek to continue to improve its liquidity and to improve its diversification by selling lower productivity assets and acquiring assets with higher growth potential and economic resiliency. Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6Real estate fair value is presented gross of debt. Investments in joint ventures are presented at the Account's ownership interest. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of June 30, 2021, the debt had a fair value of $421.8 million. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of June 30, 2021, the debt had a fair value of $392.8 million. 1001 Pennsylvania Avenue is presented gross of debt. As of June 30, 2021, the debt had a fair value of $310.7 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of June 30, 2021, the debt had a fair value of $150.3 million. Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented gross of debt. As of June 30, 2021, the debt had a fair value of $276.4 million. 99 High Street is presented gross of debt. As of June 30, 2021, the debt had a fair value of $284.3 million. 701 Brickell Avenue is presented gross of debt. As of June 30, 2021, the debt had a fair value of $184.6 million. Four Oaks Place is held in a joint venture with Allianz US Private REIT LP, in which the Account holds a 51% interest, and is presented gross of debt. As of June 30, 2021, the debt had a fair value of $81.9 million. Real estate investment portfolio turnover rate for the Account was 7.1% for the year ended 12/31/2020. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 113.4% for the year ended 12/31/2020. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2021 Continued on next page… TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2021 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 1708610